EXHIBIT 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, the Chief Financial Officer of Telestone Technologies Corporation (the "Company"), certifies that, to his knowledge on the date of this certification:

     (1) The annual report of the Company for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



March 31, 2005

                                                         /s/ Liu Dongping
                                                         -----------------------
                                                         Liu Dongping
                                                         Chief Financial Officer




A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Telestone Technologies Corporation and will be retained by Telestone Technologies Corporation and furnished to the Securities and Exchange Commission or its staff upon request.








         (1) Member of Audit Committee
         (2) Member of Compensations Committee
         (3) Member of Nominations and Corporate Governance Committee